Exhibit 23.6

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the inclusion of the information included in this Form S-4 Registration Statement with respect to our reserve audit of Mid-Con Energy Partners, LP as of December 31, 2019. We hereby further consent to all references to our firm included in this Form S-4 Registration Statement.

Sincerely,

/s/ W. Todd Brooker

W. Todd Brooker, President
Texas Registered Engineering Firm F-693

December 4, 2020
Fort Worth, Texas